                                                                   EXHIBIT 25(a)
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM T-1

                              --------------------

                            STATEMENT OF ELIGIBILITY
                 UNDER THE TRUST INDENTURE OF 1939, AS AMENDED
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)[ ]

                              --------------------

                           FIRST UNION NATIONAL BANK
              (Exact name of Trustee as specified in its charter)


     First Union National Bank
  230 South Tyron Street, 9th Floor
     Charlotte, North Carolina                      28288-1179                         56-0900030
(Address of principal executive office)             (Zip Code)          (I.R.S. Employer Identification No.)


                               Karen E. Atkinson
                       230 South Tyron Street, 9th Floor
                      Charlotte, North Carolina 28288-1179
                                 (704) 374-2670
           (Name, address and telephone number of agent for service)

                              --------------------

                               SYSCO CORPORATION
              (Exact name of obligor as specified in its charter)



                              Delaware                                              74-1648137
(State or other jurisdiction of incorporation or organization)          (I.R.S. Employer Identification No.)

                        1390 Enclave Parkway
                             Houston, TX                                            77077-2099
               (Address of principal executive offices)                             (Zip Code)



                             SENIOR DEBT SECURITIES
                          SUBORDINATED DEBT SECURITIES
                      (Title of the indenture securities)

================================================================================

1.   General information.

     (a) The following are the names and addresses of each examining or supervising authority to which the Trustee is subject:

          The Comptroller of Currency, Washington, D.C.
          Federal Reserve Bank of Richmond, Virginia
          Federal Deposit Insurance Corporation, Washington, D.C.
          Securities and Exchange Commission, Division of Market Regulation, Washington, D.C.

     (b)  The Trustee is authorized to exercise corporate trust powers.

2.   Affiliations with obligor

     The obligor is not an affiliate of the Trustee.
     (See Note 2 on Page 5)

3.   Voting Securities of the Trustee.

     The following information is furnished as to each class of voting securities of the Trustee:

                               As of May 1, 1998


________________________________________________________________________________

                 Title of Class                        Amount Outstanding

          Common Stock, par value $3.33 1/3            629,237,671 shares

4.   Trusteeships under other indentures

     The Trustee is not a trustee under any other indenture which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding.

5. Interlocking directorates and similar relationships with the obligor or underwriters.

     Neither the Trustee nor any of the directors or executive officers of the Trustee is a director, officer, partner, employee, appointee or representative of the obligor or of any underwriter for the obligor.

     (See Note 2 on Page 5)

6.   Voting securities of the Trustee owned by the obligor or its officials.

     Voting securities of the Trustee owned by the obligor and its directors, partners, executive officers, taken as a group, do not exceed one percent of the outstanding voting securities of the Trustee.

     (See Note 1 and 2 on Page 5)

7.   Voting securities of the Trustee owned by underwriters or their officials.

     Voting securities of the Trustee owned by any underwriter and its directors, partners, and executive officers, taken as a group, do not exceed one percent of the outstanding voting securities of the Trustee.

     (See Note 2 on Page 5)

8.   Securities of the obligor owned or held by the Trustee.

     The amount of securities of the obligor which the Trustee owns beneficially or holds as collateral security for obligations in default does not exceed one percent of the outstanding securities of the obligor.

     (See Note 2 on Page 5)

9.   Securities of underwriters owned or held by Trustee.

     The Trustee does not own beneficially or hold as collateral security for obligations in default any securities of an underwriter or obligor.

     (See Note 2 on Page 5)

10. Ownership or holdings by the Trustee of voting securities of certain affiliates or security holders of the obligor.

     The Trustee does not own beneficially or hold as collateral security for obligations in default voting securities of a person, who, to the knowledge of the Trustee (1) holds 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor.

     (See Note 2 on Page 5)

11. Ownership of holders by the Trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

     The Trustee does not own beneficially or hold as collateral security for obligations in default any securities of a person who, to the knowledge of Trustee, owns 50 percent or more of the voting securities of the obligor.

     (See Note 2 on Page 5)

12.  Indebtedness of the obligor to the Trustee.

     The obligor is not indebted to the Trustee.

13.  Defaults by the obligor.

     Not applicable.

14.  Affiliations with the underwriters.

     No underwriter is an affiliate of the Trustee.

15.  Foreign trustee.

     Not applicable.

16.  List of Exhibits.

     (1) Articles of Association of the Trustee as now in effect. Incorporated by reference to Exhibit (1) filed with Form T-1 Statement of Eligibility for Financial Security Assurance Holdings LTD on Form S-3 (Registration Statement No. 333-34181) filed with the Securities and Exchange Commission on September 8, 1997.

     (2) Certificate of Authority of the Trustee to commence business. Incorporated by reference to Exhibit (2) filed with Form T-1 Statement of Eligibility for Financial Security Assurance Holdings LTD on Form S-3 (Registration Statement No. 333-34181) filed with the Securities and Exchange Commission on September 8, 1997.

     (3) Authorization of the Trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in Exhibits (1) and (2) above is filed with the Form T-1 Statement of Eligibility for Financial Security Assurance Holdings LTD, as filed with the Securities and Exchange Commission on Form S-3 (Registration Statement No. 333-34181) on September 8, 1997.

     (4) By-Laws of the Trustee. Incorporated by reference to Exhibit (4) filed with Form T-1 Statement of Eligibility for Financial Security Assurance Holdings LTD on Form S-3 (Registration Statement No. 333-34181) filed with the Securities and Exchange Commission on September 8, 1997.

     (5)  Inapplicable.

     (6) Consent by the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Included at Page 5 of this Form T-1 Statement of Eligibility.

     (7) Report of condition of Trustee published pursuant to law or to the requirements of its supervising or examining authority is attached hereto.

     (8)  Inapplicable.

     (9)  Inapplicable.

                            ------------------------

                                     NOTES

     1. Since the Trustee is a member of First Union Corporation, a bank holding company, all of the voting securities of the Trustee are held by First Union Corporation. The securities of First Union Corporation are described in Item 3.

     2. Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base responsive answers to Items 2, 5, 6, 7, 8, 9, 10 and 11, the answers to said items are based on incomplete information. Items 2, 5, 6, 7, 8, 9, 10 and 11 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                   SIGNATURE


     Pursuant to the requirements of the Trustee Indenture Act of 1939, as amended, the Trustee, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Charlotte, and State of North Carolina on the 14th day of May, 1998.

                                   FIRST UNION NATIONAL BANK OF NORTH CAROLINA
                                   (Trustee)


                                   BY: /s/ KAREN E. ATKINSON
                                       ----------------------------------------
                                       Karen E. Atkinson, Trust Officer


                                                                EXHIBIT T-1 (6)

                               CONSENT OF TRUSTEE

     Under section 321(b) of the Trustee Indenture Act of 1939 and in connection with the proposed issuance by Sysco Corporation of its Debt Securities under the Senior Debt Indenture and Subordinated Debt Indenture, First Union National Bank of North Carolina, as the Trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

                                   FIRST UNION NATIONAL BANK OF NORTH CAROLINA



                                   BY: /s/ DONNA SLANAGAN
                                       ----------------------------------------
                                       Donna Slanagan, Vice President

Dated: May 14, 1998

Legal Title of Bank:  First Union National Bank                                     Call Date:   3/31/98  ST-BK: 37-0351  FFIEC 031
Address:              Two First Union Center                                                                              Page RC-1
City, State   Zip:    Charlotte, NC 28288-0301
FDIC Certificate No.: 33869
                      -----------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet
__________

                                                                                                             ----------
                                                                                                               C400
                                                                                                 ------------ --------
                                                                                                    Dollar Amounts
                                                                                                     in Thousands
------------------------------------------------------------------------------------------------- --------------------
                                                                                                 RCFD   Bil Mil Thou
ASSETS                                                                                            //////////////////
 1. Cash and balances due from depository institutions (from Schedule RC-A):                      //////////////////
    a. Noninterest-bearing balances and currency and coin(1) ...................................  0081     7,346,667   1.a.
    b. Interest-bearing balances(2) ............................................................  0071        12,481   1.b.
 2. Securities:                                                                                   //////////////////
    a. Held-to-maturity securities (from Schedule RC-3, column A) ..............................  1754     1,937,159   2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D) ............................  1773    31,508,601   2.b.
 3. Federal funds sold and securities purchased under agreements to resell .....................  1350     4,501,133   3.
 4. Loans and lease financing receivables:                                                        //////////////////
                                                                          ----------------------  //////////////////
    a. Loans and leases, net of unearned income (from Schedule RC-C) .... RCFD 2122   98,043,231  //////////////////   4.a.
    b. LESS: Allowance for loan and lease losses ........................ RCFD 3123    1,213,121  //////////////////   4.b.
    c. LESS: Allocated transfer risk reserve ............................ RCFD 3128            0  //////////////////   4.c.
                                                                          ----------------------  //////////////////
    d. Loans and leases, net of unearned income,                                                  //////////////////
       allowance, and reserve (item 4.a minus 4.b and 4.c) .....................................  2125    96,830,110   4.d.
 5. Trading assets (from Schedule RC-D) ........................................................  3545     3,818,431   5.
 6. Premises and fixed assets (including capitalized leases) ...................................  2145     2,660,908   6.
 7. Other real estate owned (from Schedule RC-M) ...............................................  2150       112,869   7.
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M) ...  2130       269,234   8.
 9. Customers' liability to this bank on acceptances outstanding ...............................  2155       575,447   9.
10. Intangible assets (from Schedule RC-M) .....................................................  2143     2,896,263  10.
11. Other assets (from Schedule RC-F) ..........................................................  2160     7,274,331  11.
12. Total assets (sum of items 1 through 11) ...................................................  2170   159,743,634  12.
                                                                                                 ----------------------

____________
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Address:                 Two First Union                        Page RC-2
City, State  Zip:     Charlotte, NC 28288-0301
FDIC Certificate No.: 3 3 8 6 9
                      ---------

Schedule RC--Continued

                                                                                                --------------------------
                                                                   Dollar Amounts in Thousands ///////////   Bil Mill Thou
----------------------------------------------------------------------------------------------- --------------------------
LIABILITIES                                                                                     //////////////////////////
13. Deposits:                                                                                   //////////////////////////

    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I) .....     RCON 2200   101,438,219  13.a.
                                                                    ---------------------------
       (1) Noninterest-bearing(1) ................................  RCON 6631        19,061,893 //////////////////////////  13.a.(1)
       (2) Interest-bearing ......................................  RCON 6636        82,376,326 //////////////////////////  13.a.(2)
                                                                    ---------------------------
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E,
       part II) ..............................................................................     RCFN 2200     5,487,257  13.b.
                                                                    ---------------------------
       (1) Noninterest-bearing ...................................  RCFN 6631            29,619 //////////////////////////  13.b.(1)
       (2) Interest-bearing ......................................  RCFN 6636         5,457,638 //////////////////////////  13.b.(2)
                                                                    ---------------------------
14. Federal funds purchased and securities sold under agreements to repurchase................     RCFD 2800    24,525,123  14.
15. a. Demand notes issued to the U.S. Treasury ..............................................     RCFD 2840       426,758  15.a.
    b. Trading liabilities (from Schedule RC-D) ..............................................     RCFD 3548     4,547,787  15.b.
16. Other borrowed money (includes mortgage indebtedness and obligations under
    capitalized leases):                                                                        //////////////////////////
    a. With a remaining maturity of one year or less..........................................     RCFD 2332     3,391,194   16.a.
    b. With a remaining maturity of more than one year through three years....................     RCFD A547       635,109   16.b.
    c. With a remaining maturity of more than three years.....................................     RCFD A548       416,618   16.c.
17. Not applicable............................................................................  //////////////////////////
18. Bank's liability on acceptances executed and outstanding .................................     RCFD 2920       575,222   18.
19. Subordinated notes and debentures (2).....................................................     RCFD 3200     2,797,773   19.
20. Other liabilities (from Schedule RC-G) ...................................................     RCFD 2930     3,662,892   20.
21. Total liabilities (sum of items 13 through 20) ...........................................     RCFD 2948   147,903,952   21.
22. Not applicable............................................................................  //////////////////////////
EQUITY CAPITAL                                                                                  //////////////////////////
23. Perpetual preferred stock and related surplus ............................................     RCFD 3838       160,540   23.
24. Common stock .............................................................................     RCFD 3230        82,795   24.
25. Surplus (exclude all surplus related to preferred stock)..................................     RCFD 3839     8,532,323   25.
26. a. Undivided profits and capital reserves ................................................     RCFD 3632     2,823,904   26.a.
    b. Net unrealized holding gains (losses) on available-for-sale securities ................     RCFD 8434       240,120   26.b.
27. Cumulative foreign currency translation adjustments ......................................     RCFD 3284             0   27.
28. Total equity capital (sum of items 23 through 27) ........................................     RCFD 3210    11,839,682   28.
29. Total liabilities and equity capital (sum of items 21 and 28) ............................     RCFD 3300   159,743,634   29.
                                                                                               ---------------------------

Memorandum
To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that
    best describes the most comprehensive level of auditing work performed                                             Number
    for the bank by independent external auditors as of any date during 1997 ...........................  RCFD 6724      2M.1.

1 = Independent audit of the bank conducted in accordance        4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified        external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank        authority)
2 = Independent audit of the bank's parent holding company       5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing         auditors
    standards by a certified public accounting firm which        6 = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company             auditors
    (but not on the bank separately)                             7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in accordance   8 = No external audit work
    with generally accepted auditing standards by a certified
    public accounting firm (may be required by state
    chartering authority)
------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.

FIRST UNION CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

                                                                1998                     1997
                                                              --------   -------------------------------------
                                                               FIRST     FOURTH     THIRD    SECOND     FIRST
                                                              QUARTER    QUARTER   QUARTER   QUARTER   QUARTER
(In millions, except per share data)                          --------   -------   -------   -------   -------
ASSETS
Cash and due from banks                                       $  7,077    6,445     6,661     6,971      6,540
Interest-bearing bank balances                                     217      710       204       492        353
Federal funds sold and securities purchased under resale
  agreements                                                    10,828    7,740     6,898     7,450      5,985
--------------------------------------------------------------------------------------------------------------
        Total cash and cash equivalents                         18,122   14,895    13,763    14,913     12,878
--------------------------------------------------------------------------------------------------------------
Trading account assets                                           6,682    5,457     7,825     5,418      4,194
Securities available for sale                                   32,111   21,415    18,924    18,817     16,839
Investment securities                                            2,072    2,175     2,268     2,285      2,408
Loans, net of unearned income                                   98,092   96,873   101,452   102,783    101,747
  Allowance for loan losses                                     (1,224)  (1,212)   (1,496)   (1,490)    (1,487)
--------------------------------------------------------------------------------------------------------------
        Loans, net                                              96,686   95,661    99,956   101,293    100,260
--------------------------------------------------------------------------------------------------------------
Premises and equipment                                           4,398    4,233     4,228     4,230      4,310
Due from customers on acceptances                                  575      854       836       730        635
Other intangible assets                                          2,665    2,674     2,743     2,809      2,882
Other assets                                                     8,473    9,910     4,630     4,300      4,036
--------------------------------------------------------------------------------------------------------------
        Total assets                                          $171,966  157,274   155,175   154,795    148,442
--------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing deposits                                  22,425   21,753    20,734    20,962     19,978
  Interest-bearing deposits                                     80,901   81,136    78,669    80,027     80,320
--------------------------------------------------------------------------------------------------------------
        Total deposits                                         103,376  102,889    99,403   100,989    100,298
Short-term borrowings                                           40,301   27,357    29,545    29,544     24,500
Bank acceptances outstanding                                       575      855       838       730        635
Other liabilities                                                6,172    5,108     4,520     4,018      3,615
Long-term debt                                                   8,252    8,042     8,169     7,608      8,004
--------------------------------------------------------------------------------------------------------------
        Total liabilities                                      158,626  144,251   142,475   142,889    137,052
--------------------------------------------------------------------------------------------------------------
Guaranteed preferred beneficial interests in Corporation's
  junior subordinated deferrable interest debentures               991      991       990       990        990
--------------------------------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY
Preferred stock                                                     --       --        --        --         --
Common stock, 53.33 1/3 par value, authorized 2,000,000,000
  shares                                                         2,148    2,121     2,118     2,091      2,086
Paid-in capital                                                  1,203    1,384     1,296     1,010      1,000
Retained earnings                                                8,749    8,273     8,115     7,760      7,452
Unrealized gain (loss) on debt and equity securities, net          249      254       181        55       (138)
--------------------------------------------------------------------------------------------------------------
        Total stockholders' equity                              12,349   12,032    11,710    10,916     10,400
--------------------------------------------------------------------------------------------------------------
        Total liabilities and stockholders' equity            $171,966  157,274   155,175   154,795    148,442
--------------------------------------------------------------------------------------------------------------
MEMORANDA
Securities available for sale-amortized cost                  $ 31,720   21,020    18,639    18,723     17,049
Investment securities-market value                               2,214    2,322     2,412     2,417      2,522
Stockholders' equity, net of unrealized gain (loss) on debt
  and equity securities                                       $ 12,349   12,032    11,710    10,916     10,400
Shares outstanding (in thousands)                              644,493  636,394   635,335   627,398    625,914
--------------------------------------------------------------------------------------------------------------